UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 28, 2013

eDiets.com, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30559	56-0952883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 SW 12th Avenue Suite 210 Pompano Beach, FL	33069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of an Acquisition or Disposition of Assets.

As previously announced, at a special meeting held on February 27, 2012, the stockholders of eDiets.com, Inc. (the “Company”) approved and adopted the previously disclosed Agreement and Plan of Merger, dated as of October 31, 2012, by and among As Seen On TV, Inc. (“ASTV”), eDiets Acquisition Company (“Merger Sub”) and the Company (the “Merger Agreement”) and the merger contemplated thereby (the “Merger”) by the requisite vote.

On February 28, 2013 (the “Effective Time”), in accordance with the Merger Agreement and upon the filing of a Certificate of Merger pursuant to the requirements of the Delaware General Corporation Law, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of ASTV.

Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, each share of Company common stock issued and outstanding immediately before the Effective Time (other than shares owned by the respective wholly-owned subsidiaries of the Company and ASTV and shares held by dissenting stockholders, if any) was canceled and converted into the right to receive 1.2667 shares of ASTV common stock. ASTV issued to the Company stockholders an aggregate 19,077,252 shares of its common stock in exchange for shares of Company common stock in consideration of the Merger. Company common stock owned by the Company as treasury common stock and Company common stock owned directly by ASTV prior to the Effective Time were canceled with no cash or consideration exchanged therefor.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed on November 1, 2012.

Reference is made to Item 1.01 of the Form 8-K/A filed on November 1, 2012 which is hereby incorporated by reference herein.

A copy of the press release announcing the completion of the Merger is furnished as Exhibit 99.1.

Item 3.03.

Material Modification to Rights of Security Holders.

The information in Item 2.01 is hereby incorporated by reference.

Item 5.01.

Changes in Control of Registrant.

The information in Item 2.01 is hereby incorporated by reference.

Item 5.02

Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 28, 2013, in connection with the closing of the Merger described in Item 2.01 of this Current Report, as contemplated by the Merger Agreement, Berke Bakay, Robert Doretti, Lee Isgur, Ronald Luks and Pedro Ortega-Dardet resigned from the Company’s board of directors.  Following these actions, the Company’s board of directors is now comprised of Kevin A. Richardson, II. The board of directors expects a second and third director to be appointed in the near future.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
99.1	Press release issued by eDiets.com, Inc. on March 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II
Chairman

Date: March 6, 2013